Exhibit 1.1

Execution Version

GLOBAL NET LEASE, INC.

AMENDMENT NO. 9 TO EQUITY DISTRIBUTION AGREEMENT

November 9, 2023

BMO Capital Markets Corp.	Huntington Securities,Inc.
151 West 42nd Street, 32nd Floor	41 South High Street
New York, New York 10036	Columbus, Ohio 43287

KeyBanc Capital Markets Inc.	Mizuho Securities USA LLC
127 Public Square, 7th Floor	1271 Avenue of the Americas
Cleveland, Ohio 44114	New York, New York 10020

B. Riley Securities, Inc.	Barclays Capital Inc.
299 Park Avenue, 21st Floor	745 7th Avenue, 5th Floor
New York, New York 10171	New York, New York 10019

Capital One Securities, Inc.	SG Americas Securities, LLC
299 Park Avenue, Floors 29 & 31	245 Park Avenue
New York, New York 10171	New York, New York 10167

Citizens JMP Securities, LLC	Ladenburg Thalmann& Co. Inc.
600 Montgomery Street, Suite 1100	640 5th Avenue, 4th Floor
San Francisco, California 94111	New York, New York 10019

SMBC Nikko Securities America, Inc.	UBS Securities LLC
277 Park Avenue	1285 Avenue of the Americas
New York, New York 10172	New York, New York 10019

Truist Securities, Inc.	Synovus Securities, Inc.
3333 Peachtree Road NE, 11th Floor	800 Shades Creek Parkway, Suite 350
Atlanta, Georgia 30326	Birmingham, Alabama 35209

Ladies and Gentlemen:

This Amendment No. 9 (this “Amendment”) is being entered into by and among Global Net Lease, Inc., a Maryland corporation (the “Company”), and Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and BMO Capital Markets Corp., KeyBanc Capital Markets Inc., B. Riley Securities, Inc., Capital One Securities, Inc., Citizens JMP Securities, LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Mizuho Securities USA LLC, Barclays Capital Inc., SG Americas Securities, LLC, Ladenburg Thalmann & Co. Inc., UBS Securities LLC and Synovus Securities, Inc. (together with the Company and the Operating Partnership, the “Parties”) to amend the Equity Distribution Agreement, dated as of February 28, 2019, as amended by Amendment No. 1 to Equity Distribution Agreement, effective as of May 9, 2019, Amendment No. 2 to Equity Distribution Agreement, effective as of June 21, 2019, Amendment No. 3 to Equity Distribution Agreement, effective as of November 12, 2019, Amendment No. 4 to Equity Distribution Agreement, effective as of March 19, 2021, Amendment No. 5 to Equity Distribution Agreement, effective as of November 5, 2021, Amendment No. 6 to Equity Distribution Agreement, effective as of February 25, 2022, Amendment No. 7 to Equity Distribution Agreement, effective as of August 5, 2022 and Amendment No. 8 to Equity Distribution Agreement, effective as of November 4, 2022 (collectively with the Amendment, the “Agreement”), related to the issuance and sale of the Company’s common stock, par value $0.01 per share, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In light of the Company’s termination of Agreement, as to Comerica Securities, Inc. on the date hereof, and the Company’s desire to add Truist Securities, Inc. on the date hereof, the Parties hereto wish to amend the Agreement through this Amendment to modify the definition of certain defined terms set forth in the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties hereby agree and acknowledge, from and after the Effective Date, that:

a.	The definitions of the terms “Agent” and “Agents” are hereby amended and restated in their entirety to read as follows: “BMO Capital Markets Corp., KeyBanc Capital Markets Inc., B. Riley Securities, Inc., Capital One Securities, Inc., Citizens JMP Securities, LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Mizuho Securities USA LLC, Barclays Capital Inc., SG Americas Securities, LLC, Ladenburg Thalmann & Co. Inc., UBS Securities LLC and Synovus Securities, Inc. (each an “Agent” and collectively, the “Agents”).”

b.	Section 10 of the Agreement is hereby amended to delete the following “(j) JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Syndicate; (l) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Facsimile: (212) 325-4296, Attention: IBCM Legal and (m) Comerica Securities, Inc., 3551 Hamlin Rd., 4th Floor, Auburn Hills, Michigan 48326, Telephone: (248) 371-6975, Attention: Alex Sin” and replace it with “(j) Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Syndicate; (l) UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Syndicate and (m) Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets, Fax No. (404) 926-5872”

SECTION 2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 3. Counterparts. This Amendment may be signed by the Parties in one or more counterparts which together shall constitute one and the same agreement among the Parties.

SECTION 4. Law; Construction. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 5.  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Amendment is brought by any third party against any Agent or any indemnified party. Each of the Agents and the Company and the Operating Partnership (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Amendment. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company and the Operating Partnership are or may be subject, by suit upon such judgment.

SECTION 6. Headings. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

SECTION 7. Successors and Assigns. This Amendment shall be binding upon each Party hereto and their successors and assigns and any successor or assign of any substantial portion of the Party’s respective businesses and/or assets.

[Signature Page Follows]

Very truly yours,

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
Name:	James L. Nelson
Title:	Co-Chief Executive Officer and President

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

By:	Global Net Lease, Inc., its general partner

By:	/s/ James L. Nelson
Name:	James L. Nelson
Title:	Co-Chief Executive Officer and President

[Signature Page to Amendment No. 9 to Equity Distribution Agreement]

ACCEPTED as of the date first above written

BMO CAPITAL MARKETS CORP.

By:	/s/ Matthew Coley
Name: Mathew Coley
Title: Associate Director, Payment & Securities Operations

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jaryd Banach
Name: Jayrd Banach
Title: Managing Director, Equity Capital Markets

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

CAPITAL ONE SECURITIES, INC.

By:	/s/ Phil Winiecki
Name: Phil Winiecki
Title: Managing Director

CITIZENS JMP SECURITIES, LLC

By:	/s/ Ryan Abbe
Name: Ryan Abbe
Title: Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

[Signature Page to Amendment No. 9 to Equity Distribution Agreement]

TRUIST SECURITIES, INC.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

HUNTINGTON SECURITIES, INC.

By:	/s/ Peter Dippolito
Name: Peter Dippolito
Title: Senior Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

SG AMERICAS SECURITIES, LLC

By:	/s/ David Getzler
Name: David Getzler
Title: Managing Director

LADENBURG THALMANN & CO. INC.

By:	/s/ Jeffrey Caliva
Name: Jeffrey Caliva
Title: Managing Director

[Signature Page to Amendment No. 9 to Equity Distribution Agreement]

UBS SECURITIES LLC

By:	/s/ Pedro Bollman
Name: Pedro Bollman
Title: Executive Director

By:	/s/ Matthew Neuber
Name: Matthew Neuber
Title: Associate Director

SYNOVUS SECURITIES, INC.

By:	/s/ Wes Baker
Name: Wes Baker
Title: Investment Banker

[Signature Page to Amendment No. 9 to Equity Distribution Agreement]